UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 13, 2005 (December 8, 2005)

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Arbor Realty Trust, Inc.

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(Exact name of registrant as specified in its charter)

Maryland	001-32136	20-0057959
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(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

333 Earle Ovington Boulevard, Suite 900 Uniondale, New York 11553

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(Address of principal executive offices) (Zip Code)

(516) 832-8002

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(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Arbor Realty Trust, Inc.

Current Report on Form 8-K

Item 1.01 Entry Into a Material Definitive Agreement.

The information provided in Item 2.03 is incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an
                  Off-Balance Sheet Arrangement of a Registrant.

On December 8, 2005, Arbor Realty SR, Inc. ("ARSR"), a wholly owned subsidiary of Arbor Realty Trust, Inc. (the "Company"), completed a private placement of $50.0 million aggregate liquidation amount of floating rate preferred securities (the "Preferred Securities"), through a newly formed subsidiary, Arbor Capital Trust V, a Delaware statutory trust (the "Trust"). A copy of the press release announcing this transaction is attached hereto as Exhibit 99.1.

The Preferred Securities were issued by the Trust pursuant to an Amended and Restated Trust Agreement (the "Trust Agreement"), dated as of December 8, 2005, among ARSR, JPMorgan Chase Bank, National Association, as property trustee, Chase Bank USA, National Association, as Delaware trustee and three administrative trustees, each of whom is an affiliate of the Company. The Trust also issued approximately $1.6 million aggregate liquidation amount of floating rate common securities (the "Common Securities") pursuant to the Trust Agreement and sold the Common Securities to ARSR. The Trust used the proceeds from the sale of the Preferred Securities and the Common Securities to purchase approximately $51.6 million aggregate principal amount of floating rate junior subordinated notes due 2036 of ARSR (the "Junior Subordinated Notes") issued pursuant to a Junior Subordinated Indenture (the "Indenture"), dated as of December 8, 2005, between ARSR and JPMorgan Chase Bank, National Association, as trustee (the "Trustee"). The proceeds of the Junior Subordinated Notes will be used to repay existing short-term debt, and to provide capital to fund future loan originations.

The Preferred Securities require quarterly distributions at a variable rate equal to three month LIBOR plus 2.75% per annum of the liquidation amount of the Preferred Securities. Distributions are cumulative and accrue from the date of original issuance. The Preferred Securities mature on January 30, 2036, but may be redeemed beginning on January 30, 2011 if ARSR exercises its right to redeem the Junior Subordinated Notes as described below.

The Junior Subordinated Notes bear interest at a variable rate equal to three month LIBOR plus 2.75% per annum. Interest accrues from the date of original issuance. The Junior Subordinated Notes mature on January 30, 2036, but ARSR may redeem the Junior Subordinated Notes, in whole or in part, at par beginning on January 30, 2011, and may redeem them earlier than such date following the occurrence of a Special Event, as defined in the Indenture. The Trust will be required to redeem a like amount of the Preferred Securities if ARSR exercises its right to redeem all or a portion of the Junior Subordinated Notes.

If an Event of Default occurs and is continuing with respect to the Junior Subordinated Notes, than either the Trustee or the holders of at least 25% of the aggregate principal amount of the outstanding Junior Subordinated Notes may declare the principal amount of, and all accrued interest on, all the Junior Subordinated Notes to be due and payable immediately, or if the holders of the Junior Subordinated Notes fail to make such declaration, the holders of at least 25% in aggregate liquidation amount of the Preferred Securities outstanding shall have a right to make such declaration. Any holder of the Preferred Securities has the right, upon the occurrence of a payment default with respect to the Junior Subordinated Notes, to institute suit directly against ARSR for enforcement of payment to such holder of principal of and any premium and interest, including additional interest, on the Junior Subordinated Notes having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder.

Pursuant to a Parent Guarantee Agreement, dated as of December 8, 2005, between the Company and JPMorgan Chase Bank, National Association, as guarantee trustee, the Junior Subordinated Notes will be guaranteed by the Company as to the payment of interest and principal.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit Number

99.1	Press Release, dated December 13, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 13, 2005	ARBOR REALTY TRUST, INC.

By:        /s/ Paul Elenio

Name:	Paul Elenio
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number

99.1	Press Release, dated December 13, 2005.

Exhibit 99.1

Arbor Realty Trust Completes $50 Million Private Placement of Trust Preferred Securities

Uniondale, NY, December 13, 2005-- Arbor Realty Trust, Inc. (NYSE: ABR), a real estate investment trust focused on the business of investing in real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage-related securities and other real estate related assets, today announced that the Company has completed a $50 million private placement of trust preferred securities. The proceeds from the private placement will be used to repay existing short-term debt and provide capital to fund future loan originations.

The $50 million of trust preferred securities have an approximate 30-year term, ending January 30, 2036. They bear interest at a floating rate of three-month LIBOR plus 2.75%. The securities are redeemable, in whole or in part, anytime without penalty after five years.

Ivan Kaufman, Chairman and Chief Executive Officer commented, “These trust preferred securities provide us with additional capital and strengthen our balance sheet by issuing lower-cost long-term financing. As a result, we elected not to renew a $50 million unsecured revolving credit facility that expired on December 7, 2005.”

About Arbor Realty Trust, Inc.

Arbor Realty Trust, Inc. is a real estate investment trust which invests in a diversified portfolio of multi-family and commercial real estate related bridge and mezzanine loans, preferred and direct equity investments, mortgage related securities and other real estate related assets. Arbor commenced operations in July 2003 and conducts substantially all of its operations through its operating partnership, Arbor Realty Limited Partnership and its subsidiaries. Arbor is externally managed and advised by Arbor Commercial Mortgage, LLC, a national commercial real estate finance company operating through 15 offices in the US that specializes in debt and equity financing for multi-family and commercial real estate.

Safe Harbor Statement

Certain items in this press release may constitute forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Arbor can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from Arbor’s expectations include, but are not limited to, continued ability to source new investments, changes in interest rates and/or credit spreads, changes in the real estate markets, and other risks detailed in the Arbor’s Annual Report on Form 10-K for the year ended December 31, 2004 and its other reports filed with the SEC. Such forward-looking statements speak only as of the date of this press release. Arbor expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Arbor’s expectations with regard thereto or change in events, conditions, or circumstances on which any such statement is based.